EXHIBIT 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No.’s 333-223767, 333-195517, 333-210375, 333-230487 and 333-236635) on Form S-8 and in the registration statement (No. 333-230490) on Form F-3 of our report dated February 25, 2021, with respect to the consolidated financial statements of MediWound Ltd. and its subsidiaries.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
Member Firm of Ernst & Young Global

Tel Aviv, Israel
March 17, 2022